UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 12, 2005
SECURUS TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	333-124962	20-0673095
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
14651 Dallas Parkway, Suite 600
Dallas, Texas 75254-8815
(Address of principal executive offices)
(972) 277-0300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01 Entry into a Material Definitive Agreement.
     On October 12, 2005, Securus Technologies, Inc. (the “Company”) entered into a first amendment (the “First Amendment”) to its revolving Credit Agreement (the “Existing Credit Agreement”), dated as of September 9, 2004, among the Company, ING Capital LLC and the other lenders parties thereto. The First Amendment adds a $10.0 million letter of credit facility which is in addition to the $12.5 million letter of credit facility already contained in the Existing Credit Agreement. Unlike the existing $12.5 million letter of credit facility, letters of credit issued under the new $10.0 million letter of credit facility will not directly reduce revolver borrowing availability under the Existing Credit Agreement. The First Amendment also (i) reduces certain borrowing costs, including the applicable interest rate margin on the Company’s Eurodollar loans from 2.5% to 2.0% and (ii) increases the Company’s maximum permitted annual capital expenditures from $22.0 million to $30.0 million for the twelve months ended December 31, 2005 and 2006. The First Amendment provides the Company with greater flexibility to capitalize on market opportunities in light of the departure of two dominant industry competitors. In connection with the execution of the First Amendment, the Company paid a $75,000 commitment fee in addition to reimbursing the lenders for their expenses. The foregoing description of the First Amendment is qualified in its entirety by reference to the First Amendment filed as Exhibit 10.1 to this report.
     Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 12, 2005, the Company entered into the First Amendment to add a $10.0 million letter of credit facility, reduce certain borrowing costs and increase permitted capital expenditures as described above under Item 1.01.
     Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     Exhibits

10.1	First Amendment to Credit Agreement, dated October 12, 2005 among Securus Technologies, Inc., the subsidiary guarantors, ING Capital LLC, as syndicated issuing lender, alternative issuing lender and administrative agent, and lenders from time to time parties thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SECURUS TECHNOLOGIES, INC. (Registrant)
DATE: October 12, 2005	/s/ RICHARD FALCONE
Richard Falcone,
President, Chief Executive Officer and Director

DATE: October 12, 2005	/s/ KEITH S. KELSON
Keith S. Kelson,
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1
First Amendment to Credit Agreement, dated October 12, 2005 among Securus Technologies, Inc., the subsidiary guarantors, ING Capital LLC, as syndicated issuing lender, alternative issuing lender and administrative agent, and lenders from time to time parties thereto.